                                                                   EXHIBIT 8.1



LIST OF SUBSIDIARIES

         Name of Subsidiary                     Country of Incorporation
         ------------------                     ------------------------

         ADB Systemer ASA (1)                   Norway
         ADB Systems International Limited      Ireland
         ADB Systems Limited                    England
         Bid.Com (U.K.) Limited                 England
         ADB Systems Inc.                       USA (Delaware)
         Bid.Com USA, Inc.                      USA (Florida)